UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2025

COFFEE HOLDING CO., INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32491	11-2238111
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3475 Victory Boulevard, Staten Island, New York	10314
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 832-0800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, Par Value $0.001 Per Share	JVA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On November 1, 2024, CBIZ CPAs P.C. acquired the attest business of Marcum LLP (“Marcum”). On February 26, 2025, Coffee Holding Co., Inc. (the “Company”) was notified by Marcum that Marcum was declining to stand for reelection as the Company’s independent registered public accounting firm due to CBIZ CPAs P.C.’s acquisition of the attest business of Marcum. On February 26, 2025, Marcum resigned as auditors of the Company and with the approval of the Audit Committee of the Company’s Board of Directors, CBIZ CPAs P.C. was engaged as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2025.

The reports of Marcum regarding the Company’s financial statements for the fiscal years ended October 31, 2024 and 2023, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except for the inclusion of an explanatory paragraph in the report for the fiscal year ended October 31, 2023 as to the Company’s ability to continue as a going concern.

During the fiscal years ended October 31, 2024 and 2023, and through February 26, 2025, the date of resignation, there were (a) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to such disagreement in its report and (b) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), except for the previously disclosed identification of material weaknesses that (i) the Company’s controls were inadequate to prevent and detect misstatements of quantities of inventory at one of its subsidiaries, (ii) there were inappropriate system access controls over the financial reporting system, as these controls were not designed to prevent or detect unauthorized changes to source information or implement an appropriate level of segregation of duties, (iii) the Company lacked adequate controls with respect to identifying and accounting for material contracts, which was evidenced by its failure to properly identify and account for a material lease amendment, (iv) the Company lacked adequate controls with respect to physical custody of certain hardware, electronic and hard copy records of Generations Coffee and its component operation known as Steep and Brew following the Company relocation or vacating of certain premises used in the operations of that business unit, (v) the Company lacked adequate controls with respect to the preparation and review of journal entries and account reconciliations during the year-end financial statement closing process, (vi) the Company’s financial statements inaccurately accounted for certain intercompany eliminations in our consolidated statements of operations for the fiscal year ended October 31, 2020 due to inadequate design and implementation of controls to evaluate and monitor the presentation and compliance with accounting principles, and (vii) the Company lacked adequate controls with respect to recording year-end accruals for vendor liabilities and properly calculating required loan covenants.

Prior to engaging CBIZ CPAs P.C., the Company did not consult with CBIZ CPAs P.C. regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by CBIZ CPAs P.C. on the Company’s financial statements, and CBIZ CPAs P.C. did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing, or financial reporting issue.

The Company provided Marcum with a copy of this Current Report on Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (the “SEC”) and requested that Marcum furnish the Company with a letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter, dated March 4, 2025, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
16.1	Letter from Marcum dated March 4, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coffee Holding Co., Inc.

By:	/s/ Andrew Gordon
Name:	Andrew Gordon
Title:	President and Chief Executive Officer

Date: March 4, 2025